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                                                                     EXHIBIT 3.1



                         CERTIFICATE OF MERGER MERGING

                  CHANCELLOR MEDIA CORPORATION OF LOS ANGELES,
                             A DELAWARE CORPORATION,
                   CAPSTAR RADIO BROADCASTING PARTNERS, INC.,
                             A DELAWARE CORPORATION,
                                       AND
                            SBI HOLDING CORPORATION,
                             A DELAWARE CORPORATION,

                                      INTO

                          CAPSTAR COMMUNICATIONS, INC.,
                             A DELAWARE CORPORATION


         Pursuant to the provisions of Section 251 of the Delaware General Corporation Law (the "DGCL"), Capstar Communications, Inc., a corporation organized and existing under the laws of Delaware ("CCI"), does hereby certify:

         1. That CCI is the surviving corporation of a merger among CCI and Chancellor Media Corporation of Los Angeles, a Delaware corporation, Capstar Radio Broadcasting Partners, Inc., a Delaware corporation, and SBI Holding Corporation, a Delaware corporation (the "Merged Corporations" and, together with CCI, the "Constituent Corporations").

         2. That an Agreement and Plan of Merger (the "Agreement") has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 251 of the DGCL.

         3. That the name of the surviving corporation is Capstar
Communications, Inc. (the "Surviving Corporation").

         4. That the certificate of incorporation of CCI shall be the certificate of incorporation of the Surviving Corporation, except that Article I of such certificate of incorporation shall be amended and restated in its entirety so that said article shall be and read as follows:

                                   "ARTICLE I
                                      NAME

                  The name of the Corporation is AMFM OPERATING INC. (the "Corporation")."

         5. The executed Agreement is on file at the principal place of business of CCI, 600 Congress Avenue, Suite 1400, Austin, Texas 78701.


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         6. That a copy of the Agreement will be furnished by the Surviving
Corporation, on request and without cost, to any stockholder of any Constituent Corporation.


         IN WITNESS WHEREOF, CCI has caused this Certificate to be signed by its authorized officer on this 19th day of November, 1999.


                                            CAPSTAR COMMUNICATIONS, INC.


                                            By: /s/ Kathy Archer
                                                --------------------------------
                                                Kathy Archer
                                                Senior Vice President




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